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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in this Registration Statement on Form S-4/S-3 filed on or about June 19, 1998 of our reports relating to the consolidated financial statements of AMI Operating, Inc., and subsidiaries dated May 27, 1998 and the financial statements of Dana Alexander, Inc., dated May 22, 1998 and financial statements of Garden of Eatin', Inc., dated May 8, 1998. We also consent to the reference to our Firm under the captions "Experts" and in the Prospectus.



June 18, 1998



Anaheim, California



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
                                               /s/ McGLADREY & PULLEN, LLP
                                               ---------------------------------
                                               McGladrey & Pullen, LLP
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